UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported ) March 13, 2001

                       RICHMOND COUNTY FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)


         Delaware                       0-23271               06-1498455
(State of other Jurisdiction of       (Commission           (IRS Employer
 incorporation or organization)       File Number)        Identification No.)


             1214 Castleton Avenue, Staten Island, New York 10310
                   (Address of principal executive offices)


                                (718) 448-2800
               (Issuer's telephone number, including area code)


                                 Not Applicable

        (Former name or former address, if changed since last report.)

ITEMS 1 THROUGH 4 AND 6 THROUGH 9 NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.

On March 12, 2001,  Richmond  County  Financial  Corp.,  a Delaware  corporation
("Richmond"), filed a Schedule 13D with the United States Securities and Exchange Commisssion relating to 132,400 shares of common stock, or 5.1% of the voting class of Pamrapo Bancorp, Inc. ("Pamrapo"), a corporation organized under the laws of the state of Delaware.

Richmond currently holds Pamrapo common stock in its equity portfolio for investment purposes. However, Richmond may engage in discussions with management of Pamrapo to expolre options to enhance shareholder value, including, but not limited to, the possibility of a business combination with Richmond. Richmond also intends to seek Office of Thrift Supervision approval of its acquisition of over 5% of Pamrapo common stock and, subject to such approval, may increase its ownership percentage in Pamrapo up to 9.9%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RICHMOND COUNTY FINANCIAL CORP.


Dated:  March 13, 2001                  By:  /s/ Michael F. Manzulli
                                             -----------------------
                                             Michael F. Manzulli
                                             Chairman of the Board and Chief
                                             Executive Officer